UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023 (April 7, 2023)

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2023, J. Roger Moody, Jr. notified Talis Biomedical Corporation (the “Company”) that he will step down as the Company’s Chief Financial Officer, effective as of the close of business on April 21, 2023, to accept a new role as chief executive officer of another public company. Mr. Moody’s resignation is not as a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices.

The Board of Directors has appointed Rebecca Markovich to serve as interim Chief Financial Officer of the Company, effective as of the close of business on April 21, 2023. The Company intends to conduct an executive search for a permanent chief financial officer.

Prior to her appointment as interim Chief Financial Officer, Ms. Markovich, 50, served as the Company’s Vice President, Controller from May 2022 to present and as the Company’s Vice President, Accounting from January 2022 to May 2022. Prior to joining the Company, Ms. Markovich was the Chief Financial Officer, Vice President and Corporate Controller of ApiJect, a private equity-backed start-up company focused on injectable drug delivery systems from 2021 to January 2022. From 2019 to 2021, Ms. Markovich was the Vice President, Global Controller at Vyaire, a private equity-backed global respiratory company previously spunout from Becton Dickinson. Prior to Vyaire, Ms. Markovich was the Vice President, Chief Accounting Officer and Controller for Cars.com, a public company and leading digital marketplace and solutions provider for the automotive industry that connects car shoppers with sellers. Ms. Markovich is a graduate of Indiana University where she obtained a B.S. degree in Accounting from the Kelley School of Business. She is also an Illinois Certified Public Accountant.

There is no arrangement or understanding between Ms. Markovich and any other person pursuant to which she was appointed as Chief Financial Officer. Further, with regard to Ms. Markovich, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	April 11, 2023	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr. Chief Financial Officer